SECOND AMENDMENT TO SECOND FORBEARANCE AGREEMENT AND FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDMENT TO SECOND FORBEARANCE AGREEMENT AND FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Second Amendment”) is entered into as of May 27, 2009, by and among Simmons Bedding Company (the “Company”), THL-SC Bedding Company and certain subsidiaries of the Company party to the Credit Agreement (as hereafter defined) as guarantors (together with the Company, the “Credit Parties”), the financial institutions party hereto as Lenders (as hereinafter defined) under the Credit Agreement (as hereinafter defined) and Deutsche Bank AG, New York Branch, individually as a Lender (“DBNY”) and as administrative agent for the Lenders (in such capacities, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Company, the other Credit Parties and the Lenders are parties to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of May 25, 2006 (as has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and other financial accommodations to the Company.

WHEREAS, as of the date hereof, one or more of the Defaults or Events of Default listed on Exhibit A to the Second Forbearance Agreement (as modified hereby) have occurred and are continuing, or may occur during the Second Forbearance Period (the Defaults and Events of Default described on Exhibit A hereto being herein collectively called the “Specified Defaults”).

WHEREAS, the Company, the other Credit Parties and certain Lenders are parties to that certain Second Forbearance Agreement; Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement and First Amendment to the Pledge and Security Agreement, dated as of December 10, 2008 (the “Original Second Forbearance Agreement”), pursuant to which the Lenders and the Agent agreed, subject to the terms and conditions set forth therein, (i) to forbear from exercising their respective default-related rights, remedies, powers and privileges against the Company and the other Credit Parties with respect to certain Specified Defaults until March 31, 2009, (ii) to amend certain provisions of the Credit Agreement and (iii) to amend certain provisions of the Pledge and Security Agreement.

WHEREAS, the Company, the other Credit Parties and certain Lenders are party to that certain First Amendment to Second Forbearance Agreement; Fourth Amendment to the Second Amended and Restated Credit and Guaranty Agreement and Second Amendment to the Pledge and Security Agreement, dated as of March 25, 2009 (the “First Amendment Forbearance Agreement”), pursuant to which the Lenders and the Agent agreed, subject to the terms and conditions set forth therein, (i) to continue to forbear from exercising their respective default-related rights, remedies, powers and privileges against the Company and the other Credit Parties with respect to the Specified Defaults until May 31, 2009, and, subject to the satisfaction of certain conditions, July 31, 2009, (ii) to amend certain provisions of the Credit Agreement and (iii) to amend certain provisions of the Pledge and Security Agreement.

WHEREAS, upon the Company’s request, the Lenders have agreed, subject to the terms and conditions set forth herein, (i) to amend certain provisions of the Original Second Forbearance Agreement, as amended by the First Amendment Forbearance Agreement, to provide for, among other things, an extension of the Second Forbearance Period until June 30, 2009 and, subject to the satisfaction of certain conditions, July 31, 2009 and (ii) to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                      Confirmation by the Company of Obligations and Specified Defaults.

(a) The Company and each other Credit Party acknowledge and agree that as of May 26, 2009, the respective aggregate principal balances of the Loans as of such date and aggregate face amount of Letters of Credit were as follows (such amounts, in the aggregate, the “Existing Principal and Letters of Credit”):

Tranche D Term Loans:                                           $465,000,000.00

Revolving Loans:                                           $64,532,384.22

Letters of Credit:                                           $10,427,327.00

The Company and each Credit Party acknowledge and agree that as of May 26, 2009, the aggregate amount of accrued and unpaid interest, less any overpayment, on the Tranche D Term Loans and Revolving Loans is $3,960,612.08 (the “Existing Interest”), and the accrued and unpaid commitment fees payable pursuant to Section 2.10(a) of the Credit Agreement is $10.91 (the “Existing Commitment Fees”) and the accrued and unpaid letter of credit fees payable pursuant to Section 2.10(b) of the Credit Agreement is $58,644.71 (the “Existing LC Fees” and together with the Existing Principal and Letters of Credit, the Existing Interest, and the Existing Commitment Fees, the “Outstanding Indebtedness”). The foregoing amounts do not include other fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Credit Agreement and the other Credit Documents.  Neither the Company nor the other Credit Parties have any rights of offset, defenses, claims or counterclaims with respect to any of the Obligations and each of the Credit Parties is jointly and severally obligated with respect thereto, in accordance with the terms of the Credit Documents.

(b) The Company and each other Credit Party acknowledge and agree that each of the Specified Defaults constitutes a Default or an Event of Default that has occurred and is continuing as of the Second Amendment Forbearance Effective Date (as hereinafter defined) or that may occur and continue during the Second Forbearance Period, as the case may be.

SECTION 2. Amendments to Second Forbearance Agreement.

Effective as of the Second Amendment Forbearance Effective Date (as hereinafter defined), the following provisions of the Second Forbearance Agreement shall be amended as set forth below.

(a) Section 2(a) is hereby amended by:

(i) amending and restating clause “(iv)” thereof in its entirety to read as follows:

“(iv) if either Parent receives notice with respect to such Parent’s failure to file quarterly financial reports with the SEC on Form 10-Q for the fiscal quarters ended September 27, 2008 or March 28, 2009, or an annual report with the SEC on Form 10-K for the fiscal year ended December 27, 2008 (any such notice, a “Reporting Default Notice”), from the requisite holders of, or the trustee or agent therefor, the 10% Senior Discount Notes due 2014 issued by Simmons Company or the $300.0 million senior unsecured loans made to Simmons Holdco, Inc., and the applicable Parent does not (x) file, or cause the filing of, the applicable reports with the SEC on Form 10-Q or Form 10-K, as the case may be, or (y) obtain a waiver of or forbearance with respect to (provided that any such waiver or forbearance is in form, substance and scope reasonably satisfactory to the Agent), any default arising under the applicable debt document as a result of any Reporting Default Notice, in either case, within sixty (60) days of receipt of such Reporting Default Notice, such sixtieth (60th) day; or”;

(ii) in clause “(v)” thereof, deleting “May 31, 2009” in each place that it appears and inserting in lieu thereof “June 30, 2009.”; and

(iii) amending and restating clause “(vi)” thereof in its entirety to read as follows:

“(vi) 11:59 p.m. (New York City time) on June 30, 2009, if and only if (x) holders of the Senior Subordinated Notes party to that certain Forbearance Agreement to Indenture, dated as of February 4, 2009, (as has been or may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture Forbearance Agreement”), by and among the Company, the guarantors party thereto and the holders of the Senior Subordinated Notes party thereto do not agree to extend the “Forbearance Period” under, and as defined in, the Forbearance Agreement to Indenture until July 31, 2009 or (y) holders of the Senior Subordinated Notes purporting to collectively own more than 50% of the aggregate principal amount of the outstanding Senior Subordinated Notes do not agree to otherwise forbear from exercising their rights and remedies with respect to the defaults and events of default that have occurred and are continuing under the Senior Subordinated Note Indenture until July 31, 2009 in a manner that is in form, substance and scope reasonably satisfactory to the Agent (the earliest to occur of clauses (i) through (vi) being the “Second Forbearance Termination Date”).”

(b) Section 5 is hereby amended by:

(i) amending and restating clause “(j)” thereof in its entirety to read as follows:

“(j)  Fees and Expenses.  The Company shall pay, within ten (10) days of receipt of a reasonably detailed invoice therefor (subject to redaction to protect privileges or other confidential communications), all reasonable fees and expenses to be paid to Simpson Thacher & Bartlett LLP and Moelis (collectively, the “Steering Committee Advisors”).”

(c) Exhibit A to the Second Forbearance Agreement is hereby amended by:

(i) amending and restating paragraph 1 set forth thereon in its entirety to read as follows:

“Any Default or Event of Default pursuant to Section 8.1(c) of the Credit Agreement arising from the failure of the Company to comply with Section 6.6 of the Credit Agreement for the four-Fiscal Quarter periods ended on each of September 27, 2008, December 27, 2008 and March 28, 2009 and ending on June 27, 2009.”

(ii) amending and restating paragraph 2 set forth thereon in its entirety to read as follows:

“Any Default or Event of Default pursuant to Section 8.1(b) of the Credit Agreement occurring solely as a result of a “Default” or “Event of Default” under, and as defined in, the Senior Subordinated Note Indenture, which occurred (i) on or after January 15, 2009, as a result of the Company’s failure to make its regular scheduled interest payments with respect to the Senior Subordinated Notes on or after January 15, 2009 and (ii) on or after July 15, 2009, as a result of the Company’s failure to make its regular scheduled interest payments with respect to the Senior Subordinated Notes on or after July 15, 2009.”

SECTION 3.	Amendments to Credit Agreement.

Effective as of the Second Amendment Forbearance Effective Date, the following provisions of the Credit Agreement shall be amended as set forth below (which amendments are in addition to those contained in the Forbearance Agreement and the Original Second Forbearance Agreement, as amended by the First Amendment Forbearance Agreement, which shall remain in full force and effect except as expressly modified herein). For the avoidance of doubt, the Credit Agreement shall remain amended as set forth in this section after the Second Forbearance Termination Date, and these amendments shall not operate as a waiver of any Default or Event of Default.

(a) Section 1.1 is hereby amended as follows:

(i) the definition of “CFO Certification” is hereby amended and restated in its entirety to read as follows:

““CFO Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to (in the case of unaudited financial statements) changes resulting from audit and normal year-end adjustments and, in the case of monthly financial statements, the absence of footnotes, and with respect to the consolidated balance sheet of the Company and its Subsidiaries for each fiscal month, Fiscal Quarter or Fiscal Year ended or ending, as the case may be, on or after September 27, 2008, such balance sheet shall not be required to reclassify long-term debt as short-term debt solely as a result of the existence of the Specified Defaults.”

(ii) the definition of “Credit Document” is hereby amended by deleting “, the Forbearance Agreement, Second Forbearance Agreement and First Amendment Forbearance Agreement” therein and inserting in lieu thereof “, Second Forbearance Agreement, First Amendment Forbearance Agreement and Second Amendment Forbearance Agreement”;

(iii) the following new definitions are hereby added in the appropriate alphabetical order:

““Second Amendment Forbearance Agreement” means the Second Amendment to Second Forbearance Agreement and Fifth Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of May 27, 2009, by and among the Company, the other Credit Parties, the Lenders party thereto and the Agent.”

 ““Specified Defaults” has the meaning assigned to that term in the Second Forbearance Agreement.”

(b) Section 1.2 shall be amended by amending and restating the last sentence thereof in its entirety to read as follows:

“Notwithstanding anything herein to the contrary or the requirements of GAAP, with respect to the consolidated balance sheet of the Company and its Subsidiaries for each fiscal month, Fiscal Quarter or Fiscal Year ended or ending, as the case may be, on or after September 27, 2008, the Company shall not be required to reclassify any long-term debt as short-term debt solely as a result of the existence of the Specified Defaults.”

SECTION 5.	Representations, Warranties And Covenants Of Company and Other Credit Parties.

To induce the Lenders and the Agent to execute and deliver this Second Amendment, each of the Company and the other Credit Parties represents, warrants and covenants that:

(a) Organization and Powers. Each Credit Party is a corporation or limited liability company, as applicable, duly organized or formed, as applicable, validly existing and, to the extent such concept applies, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable. Each Credit Party has all requisite corporate or other organizational power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Second Amendment and to carry out the transactions contemplated thereby.

(b) Authorization of Second Amendment; No Conflict. The execution, delivery and performance of this Second Amendment have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of each Credit Party that is a party thereto. The execution, delivery and performance by Credit Parties of this Second Amendment and the consummation of the transactions contemplated hereby do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the certificate or articles of incorporation or bylaws (or equivalent constituent documents) of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, except to the extent such violation could not be reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of the Secured Parties), or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Second Amendment Forbearance Effective Date and disclosed in writing to the Lenders and except for any such consents or approvals the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(c) Governmental Consents. The execution, delivery and performance by the Credit Parties of this Second Amendment and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (a) such as have been obtained and are in full force and effect and (b) any such consents or approvals the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(d) Grantors. Each Domestic Subsidiary of THL-SC Bedding Company is a Grantor and is a party to the Pledge and Security Agreement.

(e) Deposit Accounts. As of the Second Amendment Forbearance Effective Date, no Credit Party has any deposit account containing unrestricted Cash other than the deposit accounts listed in Schedule 4.5 to the Pledge and Security Agreement (as amended pursuant to Section 4 hereof).

(f) Binding Obligation. This Second Amendment has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(g) Incorporation of Representations and Warranties and Covenants from Credit Documents. Except with respect to the Specified Defaults and the Permitted Exceptions, the representations and warranties contained in the Credit Agreement and each of the other Credit Documents are and will be true, correct and complete in all material respects on and as of the Second Amendment Forbearance Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, and each of the agreements and covenants in the Credit Agreement and the other Credit Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof.

(h) Absence of Default. As of the date hereof, except for the Specified Defaults, (x) no Default or Event of Default has occurred or is continuing under the Second Forbearance Agreement, the Credit Agreement or any other Credit Document and (y) except as set forth on Exhibit A to the Second Forbearance Agreement (as amended by this Second Amendment), no “Default” or “Event of Default” (as those terms are defined under the Senior Subordinated Note Indenture or the documents evidencing the Holdco Notes) has occurred or is continuing in respect of the Senior Subordinated Notes or the Holdco Notes.

(i) Collateral. The Lenders’ and the Agent’s security interests in the Collateral continue to be valid, binding, and enforceable first-priority security interests which secure the Obligations (subject only to the Permitted Liens).

SECTION 6.                      Ratification of Liability.

(a) Each of the Company and other Credit Parties hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under this Second Amendment and each other Credit Document to which such party is a party, and each such party hereby ratifies and reaffirms its grant of Liens on its properties pursuant to such Credit Documents to which it is a party as security for the Obligations under or with respect to the Credit Agreement, and confirms and agrees that such Liens hereafter secure all of the Obligations.  Each Guarantor acknowledges the effectiveness and continuing validity of its guarantee in the Credit Agreement and its liability for the Obligations pursuant to the terms of such guarantee and that such obligation is without defense, setoff and counterclaim.

(b) The Company and each other Credit Party (i) acknowledge receipt of a copy of this Second Amendment and all other agreements, documents and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same without prejudice to any Credit Party’s liability pursuant to any of the Credit Documents, and (iii) agrees and acknowledges that each of the Credit Documents remains in full force and effect, that such Credit Party’s obligations thereunder are without defense, setoff and counterclaim and that each of the Credit Documents is hereby ratified and confirmed.

SECTION 7.                      Reference To And Effect Upon the Credit Agreement, the Pledge and Security Agreement and the Second Forbearance Agreement.

(a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement, the Second Forbearance Agreement and other Credit Documents, and all rights of Lenders and the Agent and all of the Obligations, shall remain in full force and effect. Each of the Company and the other Credit Parties hereby confirms that no such party has any right of setoff, recoupment or other offset with respect to any of the Obligations.

(b) Except as expressly set forth herein, the effectiveness of this Second Amendment shall not directly or indirectly (i) create any obligation to make any further Loans or issue any Letters of Credit after the Second Amendment Forbearance Effective Date, (ii) create any obligation to make any further Loans or issue any Letters of Credit or to continue to defer any enforcement action after the occurrence of any Forbearance Default (as defined in the Second Forbearance Agreement), (iii) constitute a consent to, or waiver of, any past, present or future violations, including Defaults and Events of Default, of any provisions of the Credit Agreement or any other Credit Documents, (iv) amend, modify, prejudice or operate as a waiver of any provision of the Credit Agreement or any other Credit Documents or any right, remedy, power or privilege of the Lenders and/or the Agent, (v) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, or (vi) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.  Except as expressly set forth herein, each Lender and the Agent reserve all of their respective rights, remedies, powers and privileges under the Credit Agreement, the Second Forbearance Agreement, the other Credit Documents and applicable law and/or equity. All of the provisions of the Credit Agreement, the Second Forbearance Agreement and the other Credit Documents are hereby reiterated, and if ever waived, are hereby reinstated.  Notwithstanding any other provision in this Second Amendment, it is understood and agreed that during the Second Forbearance Period, notwithstanding the Company’s inability to make the statements required by Section 3.2 of the Credit Agreement (or in any Funding Notice or Request for Issuance required thereby), solely to the extent excused pursuant to the last sentence of Section 2(d) of the Second Forbearance Agreement, but subject to all other terms and conditions contained in the Credit Agreement and Section 2(d) of the Second Forbearance Agreement, any Issuing Bank may issue, renew, extend or replace Letters of Credit and the Company shall be permitted to request Revolving Loans (and Lenders agree to make such Revolving Loans), provided that the Revolving Credit Exposure is not increased or decreased after giving effect to such issuance, renewal, extension or replacement of any such Letter of Credit or the making of any such Revolving Loans.

(c) From and after the Second Amendment Forbearance Effective Date (i) the term “Agreement” in the Second Forbearance Agreement, and all references to the Second Forbearance Agreement in any Credit Document shall mean the Original Second Forbearance Agreement as amended by the First Amendment Forbearance Agreement and this Second Amendment and; (ii) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Credit Document shall mean the Credit Agreement as amended by the Original Second Forbearance Agreement, the First Amendment Forbearance Agreement and this Second Amendment; and (iii) the term “Credit Document” in the Credit Agreement, the Pledge and Security Agreement, the Second Forbearance Agreement and the other Credit Documents shall include, without limitation, the Original Second Forbearance Agreement, the First Amendment Forbearance Agreement and this Second Amendment and any agreements, instruments and other documents executed and/or delivered in connection therewith.

(d) This Second Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Credit Document.

SECTION 8.                      Company’s Release and Duty to Indemnify for Assigned Claims.

(a) By its execution hereof and in consideration of the mutual covenants contained herein and other accommodations granted to the Credit Parties hereunder, each Credit Party, on behalf of itself and each of its Subsidiaries, and its or their successors, assigns and agents, hereby expressly forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Claims”) any of them may have or allege to have as of the Second Amendment Effective Date (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against the Agent or any Lender, their respective affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (collectively, the “Released Parties”), in each case, involving or otherwise relating to this Second Amendment or any of the other agreements entered into in connection herewith, the Credit Agreement, the Second Forbearance Agreement, the Credit Documents or any or all of the actions and transactions contemplated hereby or thereby, including, without limitation, any actual or alleged performance or nonperformance by any of the Released Parties hereunder or thereunder. Each Credit Party hereby acknowledges that the agreements in this paragraph (a) are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims.  In entering into this Second Amendment, each Credit Party expressly disclaims any reliance on any representations, acts, or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof.  The provisions of this paragraph shall survive the termination or expiration of the Second Forbearance Period and the termination of the Credit Documents and the payment in full of all obligations of the Credit Parties under or in respect of the Credit Agreement and other Credit Documents and all other amounts owing thereunder.

(b) Each Credit Party represents and warrants that it has not assigned to any Person any Claim other than to the Collateral Agent pursuant to the Pledge and Security Agreement.  In the event that the foregoing representation and warranty is, or is purported to be, untrue, each Credit Party agrees to indemnify and hold harmless the Released Parties against, and to pay, any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs (including, but not limited to, reasonable expenses of investigation and fees and expenses of counsel) that any of the Released Parties may sustain or incur as a result of the breach or purported breach of the foregoing representation and warranty, in each case, in the manner and to the extent set forth in Section 10.3 of the Credit Agreement.  The provisions of this paragraph shall survive the termination or expiration of the Second Forbearance Period and the termination of the Credit Documents and the payment in full of all obligations of the Credit Parties under or in respect of the Credit Agreement and other Credit Documents and all other amounts owing thereunder.

SECTION 9.                      Construction.

This Second Amendment and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Second Amendment or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Second Amendment or such other agreements and documents, or based on any other rule of strict construction.  Each of the parties hereto represents and declares that such party has carefully read this Second Amendment and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily.  The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Second Amendment and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

SECTION 10.                                Counterparts.

This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Second Amendment by delivering by facsimile, portable document format (“.pdf”) or other electronic transmission a signature page of this Second Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

SECTION 11.                                Severability.

The invalidity, illegality, or unenforceability of any provision in or obligation under this Second Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Second Amendment or of such provision or obligation in any other jurisdiction.

SECTION 12. Further Assurances.

The Company and each other Credit Party agrees to, and to cause any other Credit Party to, take all further actions and execute all further documents as Agent may from time to time reasonably request to carry out the transactions contemplated by this Second Amendment and all other agreements executed and delivered in connection herewith; provided that any failure to do so shall be an Event of Default if such failure has not been remedied or waived within  five (5) Business Days after the Company’s receipt of notice from the Agent.

SECTION 13.                                Section Headings.

Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute part of this Second Amendment for any other purpose.

SECTION 14.                                Governing Law.

THIS SECOND AMENDMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIMS OR ACTIONS ARISING HEREUNDER OR IN CONNECTION HEREWITH (WHETHER SOUNDING IN CONTRACT OR IN TORT) SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 15.                                Acknowledgements.

Each Credit Party hereby acknowledges that:

(a) it has carefully read and fully understood all of the terms and conditions of this Second Amendment;

(b) it has consulted with, or had a full and fair opportunity to consult with, and has been advised by fully competent counsel in the negotiation, execution and delivery of this Second Amendment;

(c) it has had a full and fair opportunity to participate in the drafting of this Second Amendment and that no provision of this Second Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of any party hereto having or being deemed to have structured, dictated or drafted such provision;

(d) it is freely, voluntarily, knowingly and intelligently entering into this Second Amendment;

(e) none of the Lenders or the Agent has a fiduciary relationship to any Credit Party, and the relationship between the Agent and the Lenders, on the one hand, and the Credit Parties, on the other, is solely that of creditor and debtor; and

(f) no joint venture exists among the Credit Parties, the Agent and the Lenders.

SECTION 16.                                Effectiveness.

This Second Amendment shall become effective at the time (the “Second Amendment Forbearance Effective Date”) that the following conditions precedent have been satisfied:

(a) Second Amendment. The Agent shall have received duly executed signature pages for this Second Amendment signed by the Company, each other Credit Party and the Requisite Lenders.

(b) Forbearance Agreement to Indenture. The Agent shall have received a duly executed copy of an amendment to the Indenture Forbearance Agreement pursuant to which the references to “May 31, 2009” in Section 2(a) therein are replaced with a reference to “June 30, 2009,” which date shall be extended to July 31, 2009, so long as the Company has commenced, by June 30, 2009, a solicitation process to effect the “Selected Transaction” (as defined in the Forbearance Agreement to Indenture (as amended as of or prior to the date hereof)), with no fees or any other economics payable in connection therewith and (i) in the form attached hereto as Exhibit A or (ii) otherwise reasonably satisfactory to the Agent (the “Indenture Forbearance Amendment”), which Indenture Forbearance Amendment shall have become effective in accordance with its terms.

SECTION 17.                                Assignments; No Third Party Beneficiaries.

This Second Amendment shall be binding upon and inure to the benefit of the Company, the other Credit Parties, the Lenders, the Agent and their respective successors and assigns; provided, that neither the Company nor any other Credit Party shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Second Amendment without the prior written consent of the Agent in its sole discretion. No Person other than the parties hereto and their permitted successors and assigns, shall have any rights hereunder or be entitled to rely on this Second Amendment and all third-party beneficiary rights are hereby expressly disclaimed.

SECTION 18.                                Final Agreement.

This Second Amendment, the Credit Agreement, the Original Second Forbearance Agreement, the First Amendment Forbearance Agreement, the other Credit Documents, and the other written agreements, instruments, and documents entered into in connection herewith and therewith (collectively, the “Company/Lender Documents”) set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship between such parties, superseding all other discussions, promises, representations, warranties, agreements, undertakings and understandings between the parties with respect thereto.  No term of the Company/Lender Documents may be amended, restated, waived or otherwise modified except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought, unless otherwise provided in the applicable Company/Lender Document.  Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  The Lenders’ and/or the Agent’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights, remedies, powers and privileges in any other instances.  There are no oral agreements among the parties hereto.

[signature pages to follow]

IN WITNESS WHEREOF, this Second Amendment to Second Forbearance Agreement and Fifth Amendment to the Second Amended and Restated Credit and Guaranty Agreement has been executed by the parties hereto as of the date first written above.

SIMMONS BEDDING COMPANY

By: /s/ William S. Creekmuir
Name: William S. Creekmuir
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary

THL-SC BEDDING COMPANY

By: /s/ William S. Creekmuir
Name: William S. Creekmuir
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary

THE SIMMONS MANUFACTURING CO., LLC
WORLD OF SLEEP OUTLETS, LLC
SIMMONS CONTRACT SALES, LLC
WINDSOR BEDDING CO., LLC
SIMMONS EXPORT CO.

By: /s/ William S. Creekmuir
Name: William S. Creekmuir
Title: Executive Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary

DREAMWELL, LTD.
SIMMONS CAPITAL MANAGEMENT, LLC

By: /s/ William S. Creekmuir
Name: William S. Creekmuir
Title: President and Treasurer

DEUTSCHE BANK AG, NEW YORK BRANCH,
As Agent

By: /s/ Vincent D' Amore
Name:                 Vincent D' Amore
Title:                   Director

By: /s/ Keith C. Braun
Name:                 Keith C. Braun
Title:                  Managing Director

DEUTSCHE BANK A.G., CAYMAN ISLANDS BRANCH,
Individually as a Lender

By: /s/ Vincent D' Amore
Name:                 Vincent D' Amore
Title:                   Director

By: /s/ Keith C. Braun
Name:                 Keith C. Braun
Title:                   Managing Director